FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “First Amendment”) is dated effective as of the 12th day of September, 2014, and is to be and become part of that certain Purchase and Sale Agreement between U.S. Retail Income Fund VI, Limited Partnership, as Seller therein, and Preferred Apartment Communities Operating Partnership, L.P., as Purchaser therein, dated as of August 1, 2014, (the “Agreement”) for the purchase and sale of certain shopping center properties described therein.

WITNESSETH

WHEREAS, the Purchaser desires and Seller has agreed to extend the Closing Date for and in consideration of the terms set forth herein; and

WHEREAS¸ the parties desire to amend the Agreement as more particularly set forth herein;

NOW THEREFORE, for and in consideration of the mutual covenants contained herein, One and No/100ths Dollar ($1.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1. All terms used herein with an initial capital letter and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.
2.    In exchange for the covenants, agreements, and waivers set forth herein, Seller does hereby agree to extend the Closing Date until September 30, 2014, or such earlier date as the parties may mutually agree.
3. Escrow Agent is hereby authorized to release the entire Earnest Money deposit of $1,500,000 to Seller, which amount shall be fully earned and non-refundable but applicable to the Purchase Price in accordance with the terms of the Agreement, except in the event of Seller’s refusal to tender the deliveries described in Section 10.3 of the Agreement on or before the Closing Date.
4.    Purchaser stipulates that the conditions set forth in Section 15.1 of the Agreement are satisfied and waived hereby.
5.    Purchaser acknowledges that it has received and approved all required Tenant Estoppel Certificates, and waives any right to assert any right to a credit, Purchase Price adjustment or post-Closing obligation from Seller in connection with any matters disclosed therein. Without limiting the foregoing, Purchaser acknowledges that the Charleston Tsunami tenant at Sweetgrass has requested a rent reduction and has accepted that tenant’s estoppel without any request for a credit, Purchase Price adjustment or other post-Closing obligation from Seller.
6.    Section 15.1.3 of the Agreement is hereby revised to read as follows:

Each of the representations and warranties made by Seller in this Agreement are accurate, true and correct in all material respects on and as of the date of this Amendment, except those that were made as of a specified date in the Agreement, in which case such representations and warranties of Seller shall have been accurate, true and correct in all material respects as of such date, subject to Section 8.11. Purchaser acknowledges that Seller has modified its representations and warranties pursuant to a letter dated August 11, 2014 (in connection with Comcast license agreements) and accepted such modification.
7.    Section 10.3.10 is hereby deleted in its entirety. By signing this Amendment, Seller confirms that the representations and warranties made by Seller in the Agreement (as modified as described in paragraph 6 above) are accurate, true and correct as of the date of this Amendment.
8.    Attached hereto as Exhibit “A” is a schedule of the prepayment penalties Seller was required to incur in connection with a September 15, 2014 Closing. In the event that the extension of the Closing Date causes Seller to incur prepayment penalties in excess of the amounts shown on Exhibit “A”, Purchaser shall be required to reimburse Seller for such increased cost at Closing (the “Increased Cost”). There shall be no adjustment or reimbursement in the event that the prepayment costs on the actual Closing Date are less than as set forth in Exhibit “A; provided, however, in the event a change by Purchaser in the allocation of the Purchase Price among Doral, Barclay and Sweetgrass results in a net decrease (the “Decreased Amount”) in the payment by Seller of any documentary stamps and/or transfer taxes associated with the Deed as set forth in Section 11.10 of the Agreement over the amount of such taxes due by using the allocations set forth in Section 3.1 of the Agreement, Seller shall credit against any Increased Cost due from Purchaser the Decreased Amount.
9.     This First Amendment may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Facsimile signatures shall be considered binding and original signatures.

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EXCEPT AS MODIFIED HEREIN, all other terms, covenants, conditions and obligations of the Agreement shall remain in full force and effect, and are hereby ratified and confirmed by the parties.

SELLER:
U.S. RETAIL INCOME FUND VI, LIMITED PARTNERSHIP, a Delaware limited partnership
By: BVT Institutional Investments, Inc., general partner
By:    /s/ Chad J. Bozza
Name:    Chad J. Bozza
Title:    Vice President

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PURCHASER:
Preferred Apartment Communities Operating Partnership, L.P.,
a Delaware limited partnership

By: Preferred Apartment Advisors, LLC, a Delaware limited liability company, its agent

By: /s/ Jeffrey R. Sprain
Jeffrey R. Sprain
General Counsel and Secretary

EXHIBIT “A”
PREPAYMENT SCHEDULE

RIF VI	Prepay Payment
Doral	1,035,187
Barclay	437,403
1,472,591